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                                                                   EXHIBIT 10.37

                                   DATUM INC.




                          COMMON STOCK PURCHASE WARRANT




                               SEPTEMBER 27, 1996


                  This Warrant and any shares acquired upon the exercise of this Warrant have not been registered under the Securities Act of 1933 and may not be transferred in the absence of such registration or an exemption therefrom under such Act. This Warrant expires after the close of normal business hours on September 27, 2003, unless exercised prior to such time.



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                                TABLE OF CONTENTS

                                                                    Page

1.       Exercise of Warrant.......................................    1

         1.1.     Manner of Exercise...............................    1
         1.2.     When Exercise Deemed Effected....................    2
         1.3.     Delivery of Stock Certificates, etc..............    2
         1.4.     Company to Reaffirm Obligation...................    3
         1.5.     Payment by Application of the Notes or
                  Surrender of Warrant.............................    3

2.       Adjustment of Common Stock Issuable Upon Exercise.........    4

         2.1.     Number of Shares; Warrant Price..................    4
         2.2.     Adjustment of Warrant Price......................    4
         2.3.     Treatment of Options and Convertible Securities..    5
         2.4.     Treatment of Stock Dividends, Stock Splits, etc..    8
         2.5.     Computation of Consideration.....................    8
         2.6.     Adjustments for Combinations, etc................   10
         2.7.     Dilution in Case of Other Securities.............   10
         2.8.     Minimum Adjustment of Warrant Price..............   10

3.       Change in Control Events, etc.............................   10

         3.1.     General Provisions...............................   10
         3.2.     Assumption of Obligations........................   12

4.       Other Events..............................................   12
5.       No Dilution or Impairment.................................   13

6.       Accountants' Report as to Adjustments.....................   13

7.       Notices of Corporate Action...............................   14

8.       Restrictions on Transfer..................................   14

         8.1.     Restrictive Legends..............................   14
         8.2.     Notice of Proposed Transfer; Removal of Legend...   15
         8.3.     Termination of Restrictions......................   16


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9.       Registration under Securities Act, etc....................   16

         9.1.     Registration on Request..........................   16
         9.2.     Incidental Registration..........................   19
         9.3.     Registration Procedures..........................   20
         9.4.     Underwritten Offerings...........................   24
         9.5.     Preparation; Reasonable Investigation............   25
         9.6.     Indemnification..................................   25
         9.7.     Adjustments Affecting Registrable Securities.....   28
         9.8.     Covenants Relating to Rule 144 and Rule 144A.....   28

10.      Availability of Information...............................   28

11.      Reservation of Stock, etc.................................   29

12.      Listing on Securities Exchanges...........................   29

13.      Ownership, Transfer and Substitution of Warrants..........   29

         13.1.    Ownership of Warrants............................   29
         13.2.    Transfer and Exchange of Warrants................   30
         13.3.    Replacement of Warrants..........................   30

14.      Definitions...............................................   30

15.      Remedies..................................................   37

16.      No Rights or Liabilities as Stockholder...................   37

17.      Notices...................................................   37

18.      Expiration; Notice........................................   37

19.      Miscellaneous.............................................   37


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                                   DATUM INC.
                          Common Stock Purchase Warrant
                           Expiring September 27, 2003


                                                              Irvine, California
                                                              September 27, 1996

No. W-1


                  Datum Inc., a Delaware corporation (the "Company"), for value received, hereby certifies that The Prudential Insurance Company of America, or registered assigns (the "Purchaser"), is entitled to purchase from the Company One Hundred Seventy-Five Thousand (175,000) duly authorized, validly issued, fully paid and nonassessable shares of the Company's Common Stock, par value $.25 per share (the "Common Stock"), at the initial purchase price per share of $11.50 at any time or from time to time during the Exercise Period, all subject to the terms, conditions and adjustments set forth below in this Warrant.

                  This Warrant is one of the Common Stock Purchase Warrants (the "Warrants", such term to include all Warrants issued in substitution therefor) originally issued in connection with the issue and sale by the Company of its Senior Series A Secured Notes due September 27, 2000 and its Series B Secured Notes due September 27, 2003 (together with all notes issued in substitution therefor, the "Notes"), pursuant to the Note and Warrant Purchase Agreement (the "Note Agreement"), dated as of September 27, 1996 between the Company and the Purchaser. The Warrants originally so issued evidence rights to purchase an aggregate of 175,000 shares of Common Stock, subject to adjustment as provided herein. Certain capitalized terms used in this Warrant are defined in section 14.

                  1. Exercise of Warrant. 1.1. Manner of Exercise. This Warrant may be exercised by the holder hereof, in whole or in part, during Normal Business Hours on any Business Day during the Exercise Period by surrender of this Warrant, with the form of

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
subscription at the end hereof (or a reasonable facsimile thereof) duly executed by such holder, to the Company at its principal office (or, if such exercise shall be in connection with an underwritten Public Offering of shares of Common Stock (or Other Securities) issuable upon the exercise of this Warrant, at the location at which the Company shall have agreed to deliver the shares of Common Stock (or Other Securities) subject to such underwritten Public Offering), accompanied by payment, in cash or by certified or official bank check payable to the order of the Company or by the application of Notes or surrender of this Warrant in the manner provided in section 1.5 or by wire transfer of immediately available funds (or by any combination of such methods), in the amount obtained by multiplying (a) the number of shares of Common Stock (without giving effect to any adjustment therein) designated in such form of subscription by (b) $11.50, and such holder shall thereupon be entitled to receive the number of duly authorized, validly issued, fully paid and nonassessable shares of Common Stock (or Other Securities) determined as provided in sections 2 through 4.

                  1.2. When Exercise Deemed Effected. Each exercise of this Warrant shall be deemed to have been effected immediately prior to the close of Normal Business Hours on the Business Day during the Exercise Period on which this Warrant shall have been surrendered to the Company (or, if such exercise shall be in connection with an underwritten Public Offering of shares of Common Stock (or Other Securities) issuable upon the exercise of this Warrant, at such time as the holder hereof and the Company may agree to permit the holder hereof to participate in such Public Offering) as provided in section 1.1, and at such time the person or persons in whose name or names any certificate or certificates for shares of Common Stock (or Other Securities) shall be issuable upon such exercise as provided in section 1.3 shall be deemed to have become the holder or holders of record thereof.

                  1.3. Delivery of Stock Certificates, etc. As soon as practicable after the exercise of this Warrant, in whole or in part, and in any event within three Business Days thereafter (unless such exercise shall be in connection with an underwritten Public Offering of shares of Common Stock (or Other Securities) subject to this Warrant, in which event concurrently with such exercise), the Company at its expense (including the payment by it of any applicable taxes payable by the Company) will cause to be issued in the name of and delivered to the holder hereof or, subject to section 8, as such holder (upon payment by such holder of any applicable transfer taxes) may direct,

                  (a) a certificate or certificates for the number of duly authorized, validly issued, fully paid and nonassessable shares of Common Stock (or Other Securities) to which such holder shall be entitled upon such exercise plus, in lieu of any fractional share to which such holder would otherwise be entitled, cash in an amount equal to the same fraction of the Market Price per share of such Common Stock (or Other Securities) on the Business Day next preceding the date of such exercise, and


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                  (b) in case such exercise is in part only, a new Warrant or
         Warrants of like tenor, calling in the aggregate on the face or faces thereof for the number of shares of Common Stock equal (without giving effect to any adjustment therein) to the number of such shares called for on the face of this Warrant minus the number of such shares designated by the holder upon such exercise as provided in section 1.1.

                  1.4. Company to Reaffirm Obligations. The Company will, at the time of or at any time after each exercise of this Warrant, upon the request of the holder hereof or of any shares of Common Stock (or Other Securities) issued upon such exercise, acknowledge in writing its continuing obligation to afford to such holder all rights (including, without limitation, any right of registration of any shares of Common Stock (or Other Securities) issuable upon exercise of this Warrant pursuant to section 9) to which such holder shall continue to be entitled after such exercise in accordance with the terms of this Warrant, provided that if any such holder shall fail to make any such request, such failure shall not affect the continuing obligation of the Company to afford such rights to such holder.

                  1.5. Payment by Application of the Notes or Surrender of Warrant. (a) Upon any exercise of this Warrant, the holder hereof may, at its option, instruct the Company, by so specifying in the form of subscription submitted therewith as provided in section 1.1, to apply to the payment required by section 1.1 all or any part of (i) the principal amount then unpaid, (ii) the interest on such principal amount then accrued and (iii) any yield maintenance amount then owing, on any one or more Notes at the time held by such holder, in which case the Company will accept the aggregate amount of such principal, accrued interest and yield maintenance amount as is specified in such form of subscription in satisfaction of a like amount of such payment. In case less than the entire unpaid principal amount of any Note shall be so specified, the principal amount so specified shall be credited, as of the date of such exercise, on a pro rata basis against all future required prepayments of principal of such Note. Within five days after receipt of any such notice, the Company will pay to the holder of the Notes submitting such form of subscription, in the manner provided in such Notes and the Note Agreement, all unpaid interest accrued (but not applied to the payment required by section 1.1 under this section 1.5) to the date of exercise of such Warrant on the principal amount so specified in such form of subscription. In the event that the entire unpaid principal amount of any Note is applied to the payment required by section 1.1 under this section 1.5, such Note shall be promptly surrendered and cancelled and shall be deemed no longer outstanding for all purposes of the Note Agreement, except as provided in paragraph 4D thereof.

                  (b) Upon any exercise of this Warrant, the holder hereof may, at its option, make the payment required by section 1.1 by surrendering this Warrant, and making the appropriate instruction in the form of subscription submitted therewith as provided in section 1.1, in which event the Company shall issue to the holder hereof, and



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will otherwise comply with section 1.3 with respect to, a number of shares of
Common Stock computed using the following formula:

                                            X=Y (A-B)
                                                 ---
                                                  A


           where:          X = the number of shares of Common Stock to be
                               issued to holder pursuant to this paragraph (b).

                           Y = the number of shares of Common Stock with
                               respect to which the right to purchase is being surrendered in connection with the exercise pursuant to this section 1.1(b).

                           A = the Market Price of one share of Common Stock.

                           B = the Warrant Price.

                  2. Adjustment of Common Stock Issuable Upon Exercise. 2.1. Number of Shares; Warrant Price. The number of shares of Common Stock which the holder of this Warrant shall be entitled to receive upon each exercise hereof shall be determined by multiplying the number of shares of Common Stock which would otherwise (but for the provisions of this section (2) be issuable upon such exercise, as designated by the holder hereof pursuant to section 1.1, by a fraction of which (i) the numerator is $11.50 and (ii) the denominator is the Warrant Price in effect on the date of such exercise. The "Warrant Price" shall initially be $11.50 per share, shall be adjusted and readjusted from time to time as provided in this section 2 and, as so adjusted or readjusted, shall remain in effect until a further adjustment or readjustment thereof is required by this section 2.

                  2.2. Adjustment of Warrant Price. 2.2.1. Issuance of Additional Shares of Common Stock. In case the Company, at any time or from time to time after August 13, 1996 (the "Initial Date"), shall issue or sell Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to section 2.3 or 2.4) without consideration or for a consideration per share less than the Base Price in effect, in each case, on the date of and immediately prior to such issue or sale, then, and in each such case, subject to section 2.8, the Warrant Price then in effect (or, if such issue or sale took place prior to the date hereof, the warrant price otherwise in effect on the date hereof) shall be reduced, concurrently with such issue or sale (or, if such issue or sale took place prior to the date hereof, on the date hereof), to a price (calculated to the nearest .001 of a cent) determined by multiplying such Warrant Price by a fraction,

                  (a) the numerator of which shall be (i) the number of shares of Common Stock outstanding immediately prior to such issue or sale plus (ii) the number of shares of Common Stock which the aggregate consideration received (as determined pursuant to section 2.5) by the Company for the total number of such


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         Additional Shares of Common Stock so issued or sold would purchase at the Base Price, and

                  (b) the denominator of which shall be the number of shares of Common Stock outstanding immediately after such issue or sale,

provided that, for the purposes of this section 2.2.1 (x) shares of Common Stock issuable pursuant to outstanding Convertible Securities or Options (other than Additional Shares of Common Stock deemed to have been issued pursuant to section
2.3 or 2.4) shall be deemed to be outstanding, (y) immediately after any Additional Shares of Common Stock are deemed to have been issued pursuant to section 2.3 or 2.4, such Additional Shares shall be deemed to be outstanding, and (z) treasury shares shall not be deemed to be outstanding.

                  2.2.2. Extraordinary Dividends and Distributions. In case the Company at any time or from time to time after the Initial Date shall declare, order, pay or make, or shall fix a record date for the determination of holders of Common Stock entitled to receive a dividend or other distribution (including, without limitation, any distribution of other or additional stock or other securities or property or Options by way of dividend or spin-off, reclassification, recapitalization or similar corporate rearrangement) on any Common Stock , other than (a) a dividend payable in Additional Shares of Common Stock or in Options for Common Stock or (b) a regular, periodic dividend payable in cash and declared out of the earned surplus of the Company (not to exceed the earned surplus as at the date thereof or otherwise the maximum amount then permitted by applicable law), then, and in each such case, subject to section 2.8, the Warrant Price in effect immediately prior to the close of business on the record date fixed for the determination of holders of any class of securities entitled to receive such dividend or distribution shall be reduced, effective as of the close of business on such record date, to a price (calculated to the nearest .001 of a cent) determined by multiplying such Warrant Price by a fraction,

                  (i) the numerator of which shall be the Current Market Price in effect on such record date or, if the Common Stock trades on an ex-dividend basis, on the date prior to the commencement of ex-dividend trading, less the value of such dividend or distribution (as determined in good faith by the Board of Directors of the Company) applicable to one share of Common Stock, and

                  (ii) the denominator of which shall be such Current Market Price.

                  2.3. Treatment of Options and Convertible Securities. In case the Company at any time or from time to time after the Initial Date shall issue, sell, grant or assume, or shall fix a record date for the determination of holders of any class of securities entitled to receive, any Options or Convertible Securities, then, and in each such case, the maximum number of Additional Shares of Common Stock (as set forth in the instrument relating thereto, without regard to any provisions contained therein for a


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
subsequent adjustment of such number) issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be issued for purposes of section 2.1 as of the time of such issue, sale, grant or assumption or, in case such a record date shall have been fixed, as of the close of business on such record date (or, if the Common Stock trades on an ex-dividend basis on such record date, on the date prior to the commencement of ex-dividend trading), provided that such Additional Shares of Common Stock shall not be deemed to have been issued unless the consideration per share (determined pursuant to section 2.5) of such shares would be less than the Base Price in effect, in each case, on the date of and immediately prior to such issue, sale, grant or assumption or immediately prior to the close of business on such record date (or, if the Common Stock trades on an ex-dividend basis on such record date, on the date prior to the commencement of ex-dividend trading), as the case may be, and provided, further, that in any case in which Additional Shares of Common Stock are so deemed to be issued,

                  (a) no further adjustment of the Warrant Price shall be made upon the subsequent issue or sale of Additional Shares of Common Stock or Convertible Securities upon the exercise of such Options or the conversion or exchange of such Convertible Securities;

                  (b) if such Options or Convertible Securities by their terms provide, with the passage of time or otherwise, for any increase in the consideration payable to the Company, or decrease in the number of Additional Shares of Common Stock issuable, upon the exercise, conversion or exchange thereof (by change of rate or otherwise), the Warrant Price computed upon the original issue, sale, grant or assumption thereof (or upon the occurrence of the record date, or date prior to the commencement of ex-dividend trading, as the case may be, with respect thereto), and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease insofar as it affects such Options, or the rights of conversion or exchange under such Convertible Securities, which are outstanding at such time;

                  (c) upon the expiration of any such Options or of the rights of conversion or exchange under any such Convertible Securities which shall not have been exercised (or upon purchase by the Company and cancellation or retirement of any such Options which shall not have been exercised or of any such Convertible Securities the rights of conversion or exchange under which shall not have been exercised), the Warrant Price computed upon the original issue, sale, grant or assumption thereof (or upon the occurrence of the record date, or date prior to the commencement of ex-dividend trading, as the case may be, with respect thereto), and any subsequent adjustments based thereon, shall, upon such expiration (or such cancellation or retirement, as the case may be), be recomputed as if:


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                           (i) in the case of Options for Common Stock or of
                  Convertible Securities, the only Additional Shares of Common Stock issued or sold were the Additional Shares of Common Stock, if any, actually issued or sold upon the exercise of such Options or the conversion or exchange of such Convertible Securities and the consideration received therefor was (x) in the case of Options, an amount equal to (1) the consideration actually received by the Company for the issue, sale, grant or assumption of all such Options, whether or not exercised, plus
                  (2) the consideration actually received by the Company upon such exercise, minus (3) the consideration paid by the Company for any purchase of such Options which were not exercised, or
                  (y) in the case of Convertible Securities, an amount equal to
                  (1) the consideration actually received by the Company for the issue, sale, grant or assumption of all such Convertible Securities which were actually converted or exchanged or purchased by the Company, plus (2) the additional consideration, if any, actually received by the Company upon such conversion or exchange, minus (3) the consideration paid by the Company for any purchase of such Convertible Securities the rights of conversion or exchange under which were not exercised, and

                           (ii) in the case of Options for Convertible
                  Securities, only the Convertible Securities, if any, actually issued or sold upon the exercise of such Options were issued at the time of the issue, sale, grant or assumption of such Options, and the consideration received by the Company for the Additional Shares of Common Stock deemed to have then been issued was an amount equal to (x) the consideration actually received by the Company for the issue, sale, grant or assumption of all such Options, whether or not exercised, plus
                  (y) the consideration deemed to have been received by the Company (pursuant to section 2.5) upon the issue or sale of the Convertible Securities with respect to which such Options were actually exercised, minus (z) the consideration paid by the Company for any purchase of such Options which were not exercised;

                  (d) no readjustment pursuant to subdivision (b) or (c) above shall have the effect of increasing the Warrant Price by an amount in excess of the amount of the adjustment thereof originally made in respect of the issue, sale, grant or assumption of such Options or Convertible Securities; and

                  (e) in the case of any such Options which expire by their terms not more than 30 days after the date of issue, sale, grant or assumption thereof, no adjustment of the Warrant Price shall be made until the expiration or exercise of all such Options, whereupon such adjustment shall be made in the manner provided in subdivision (c) above.


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                  2.4. Treatment of Stock Dividends, Stock Splits, etc. In case the Company at any time or from time to time after the Initial Date shall declare or pay any dividend or other distribution on any class of stock of the Company payable in Common Stock, or shall effect a subdivision of the outstanding shares of Common Stock into a greater number of shares of Common Stock (by reclassification or otherwise than by payment of a dividend in Common Stock), then, and in each such case, Additional Shares of Common Stock shall be deemed to have been issued (a) in the case of any such dividend or distribution, immediately after the close of business on the record date for the determination of holders of any class of securities entitled to receive such dividend or distribution, or (b) in the case of any such subdivision, at the close of business on the day immediately prior to the day upon which such corporate action becomes effective.

                  2.5. Computation of Consideration. For the purposes of this section 2:

                  (a) The consideration for the issue or sale of any Additional Shares of Common Stock or for the issue, sale, grant or assumption of any Options or Convertible Securities, irrespective of the accounting treatment of such consideration, shall

                           (i) insofar as it consists of cash, be computed at
                  the amount of cash received by the Company, before deducting any expenses paid or incurred by the Company or any commissions or compensation paid or concessions or discounts allowed to underwriters, dealers or others performing similar services and any accrued interest or dividends in connection with such issue or sale,

                           (ii) insofar as it consists of consideration
                  (including securities) other than cash, be computed at the Fair Value thereof at the time of such issue or sale, before deducting any expenses paid or incurred by the Company for any commissions or compensation paid or concessions or discounts allowed to underwriters, dealers or others performing similar services and any accrued interest or dividends in connection with such issue or sale, and

                           (iii) in case Additional Shares of Common Stock are
                  issued or sold or Options or Convertible Securities are issued, sold, granted or assumed together with other stock or securities or other assets of the Company for a consideration which covers both, be the proportion of such consideration so received, computed as provided in subdivisions (i) and (ii) above, allocable to such Additional Shares of Common Stock, Options or Convertible Securities, as the case may be, all as determined in good faith by the Board of Directors of the Company or, if the Requisite Holders of Warrants shall object to such determination, by an independent investment banking firm of national standing engaged by the Company that has not



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
                  rendered services to the Company, any Subsidiary or any Affiliate within the three-year period preceding such engagement and the determination by such investment banking firm shall be final and binding. If such investment banking firm allocates such consideration in a manner which is more favorable to the holders of Warrants than the allocation determined by the Board of Directors of the Company, the Company shall pay the fees and expenses of such investment banking firm; otherwise, the holders of Warrants objecting to such determination shall pay the fees and expenses of such investment banking firm.

                  (b) All Additional Shares of Common Stock, Options or Convertible Securities issued in payment of any dividend or other distribution on any class of stock of the Company and all Additional Shares of Common Stock issued to effect a subdivision of the outstanding shares of Common Stock into a greater number of shares of Common Stock (by reclassification or otherwise than by payment of a dividend in Common Stock) shall be deemed to have been issued without consideration.

                  (c) Additional Shares of Common Stock deemed to have been issued for consideration pursuant to section 2.3, relating to Options and Convertible Securities, shall be deemed to have been issued for a consideration per share determined by dividing

                           (i) the total amount, if any, received and receivable
                  by the Company as consideration for the issue, sale, grant or assumption of the Options or Convertible Securities in question, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Company upon the exercise in full of such Options or the conversion or exchange of such Convertible Securities or, in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, in each case computing such consideration as provided in the foregoing subdivision (a), by

                           (ii) the maximum number of shares of Common Stock (as
                  set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities.


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
                  (d) Additional Shares of Common Stock issued or deemed to have been issued pursuant to the operation of anti-dilution provisions applicable to Convertible Securities (other than the Warrants), Options or other securities of the Company (either as a result of the adjustments provided for by the Warrants or otherwise) shall be deemed to have been issued without consideration.

                  2.6. Adjustments for Combinations, etc. In case the outstanding shares of Common Stock shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Common Stock, the Warrant Price in effect immediately prior to such combination or consolidation shall, concurrently with the effectiveness of such combination or consolidation, be proportionately increased.

                  2.7. Dilution in Case of Other Securities. In case any Other Securities shall be issued or sold or shall become subject to issue or sale upon the conversion or exchange of any stock (or Other Securities) of the Company (or any issuer of Other Securities or any other Person referred to in section 3) or to subscription, purchase or other acquisition pursuant to any Options issued or granted by the Company (or any such other issuer or Person) for a consideration such as to dilute, on a basis consistent with the standards established in the other provisions of this section 2, the purchase rights granted by this Warrant, then, and in each such case, the computations, adjustments and readjustments provided for in this section 2 with respect to the Warrant Price shall be made as nearly as possible in the manner so provided and applied to determine the amount of Other Securities from time to time receivable upon the exercise of the Warrants, so as to protect the holders of the Warrants against the effect of such dilution.

                  2.8. Minimum Adjustment of Warrant Price. If the amount of any adjustment of the Warrant Price required pursuant to this section 2 would be less than one one-hundredth (.01) of a cent, such amount shall be carried forward for the next five years and adjustment with respect thereto made at the time of and together with any subsequent adjustment which, together with such amount and any other amount or amounts so carried forward, shall aggregate at least one one-hundredth (.01) of a cent.

                  3. Change in Control Events, etc. 3.1. General Provisions. In case the Company, after the Initial Date, shall consummate or announce its intent to consummate a Change in Control Event, then, and in the case of each such transaction, the Company shall give written notice thereof to each holder of any Warrant not less than 30 days, if practicable, prior to the consummation thereof and proper provision shall be made so that, upon the basis and the terms and in the manner provided in this section 3, the holder of this Warrant, upon the exercise hereof at any time after the consummation of such transaction shall be entitled to receive, at the aggregate Warrant Price in effect at the time of such consummation for all Common Stock (or Other Securities) issuable upon such exercise immediately prior to such consummation, in lieu of the Common Stock (or Other Securities) issuable upon such exercise prior to such consummation, either of the following, as such holder shall elect by written notice to the Company on or before the


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
seventh day preceding the date of the consummation of such transaction (and, in the absence of such notice, the provisions of subdivision (ii) below shall be deemed to have been elected by such holder on such seventh day):

                  (i) the highest amount of cash, securities or other property to which such holder would actually have been entitled as a shareholder upon such consummation if such holder had exercised this Warrant immediately prior thereto, subject to adjustments (subsequent to such consummation) as nearly equivalent as possible to the adjustments provided for in section 2 and this section 3, provided that if a purchase, tender or exchange offer shall have been made to and accepted by the holders of Common Stock under circumstances which, upon completion of such purchase, tender or exchange offer, would result in a Change in Control Event, and if the holder of this Warrant so designates in such notice given to the Company, the holder of this Warrant shall be entitled to receive the highest amount of cash, securities or other property to which such holder would actually have been entitled as a shareholder if the holder of this Warrant had exercised this Warrant prior to the expiration of such purchase, tender or exchange offer, accepted such offer and all of the Common Stock held by such holder (or, if pursuant to such purchase, tender or exchange offer each shareholder of the Company is limited as to the maximum percentage of its shares of Common Stock which may be purchased, exchanged or tendered, then that percentage of the Common Stock of such holder) had been purchased pursuant to such purchase, tender or exchange offer, subject to adjustments (from and after the consummation of such purchase, tender or exchange offer) as nearly equivalent as possible to the adjustments provided for in section 2 and this section 3; or

                  (ii) the number of shares of Voting Common Stock (or equivalent equity interests) of the Acquiring Person or, if the Acquiring Person fails to meet, but its Parent meets, the requirements set forth in the proviso below, of its Parent, subject to adjustments (subsequent to such corporate action) as nearly equivalent as possible to the adjustments provided for in section 2 and this section 3, determined by dividing (x) the product obtained by multiplying (1) the number of shares of Common Stock (or Other Securities) to which the holder of this Warrant would have been entitled had such holder exercised this Warrant immediately prior to the consummation of such transaction, times (2) the Acquisition Price by (y) the Current Market Price per share of the Voting Common Stock (or equivalent equity interests) of the Acquiring Person or its Parent, as the case may be, on the date immediately preceding the date of such consummation; provided that the Company shall not effect any Change in Control Event involving the receipt of Voting Common Stock by the holders of Common Stock unless, immediately after the date of the consummation of such transaction, the Acquiring Person or its Parent is required to file, by virtue of having an outstanding class of Voting Common Stock (or equivalent equity interests), reports with the Commission pursuant to section 13 or section 15(d) of the Exchange Act, and such Voting Stock (or equivalent equity interests) is listed or admitted to trading on a national securities exchange or is quoted in the NASD automated quotation system. In the event that the Acquiring Person fulfills the requirements contained in the immediately preceding proviso, then, if the holder of this Warrant shall elect (or shall be deemed to elect) to receive Voting Common Stock (or equivalent equity interests) pursuant to subdivision (ii) above, such holder shall be entitled to receive, upon the basis stated in such subdivision (ii), only the Voting Common Stock (or equivalent equity interests) of the Acquiring Person.

                  3.2. Assumption of Obligations. Notwithstanding anything contained in this Warrant or the Note Agreement to the contrary, the Company will not effect any Change in Control Event unless, prior to the consummation thereof, each Person (other than the Company) which may be required to deliver any cash, stock or other securities or other property upon the exercise of this Warrant as provided herein shall assume, by written instrument delivered to, and reasonably satisfactory to, the Requisite Holders of the Warrants, (a) the obligations of the Company under this Warrant (and if the Company shall survive the consummation of such transaction, such assumption shall be in addition to, and shall not release the Company from, any continuing obligations of the Company under this Warrant), and (b) the obligation to deliver to such holder such cash, stock or other securities or other property as, in accordance with the foregoing provisions of this section 3, such holder may be entitled to receive, and such Person shall have similarly delivered to such holder an opinion of counsel for such Person, which counsel shall be reasonably satisfactory to such holder, stating that this Warrant shall thereafter continue in full force and effect and the terms hereof (including, without limitation, all of the provisions of section 2 and this section 3) shall be applicable to the cash, stock or other securities or other property which such Person may be required to deliver upon any exercise of this Warrant or the exercise of any rights pursuant hereto. Nothing in this section 3 or in section 7 shall be deemed to authorize the Company to enter into any transaction not otherwise permitted by the Note Agreement.

                  4. Other Events. In case any event shall occur as to which the provisions of section 2 or section 3 are not strictly applicable, but the failure to make any adjustment would not fairly protect the purchase rights represented by this Warrant in accordance with the essential intent and principles of such sections, then, in each such case, the Company shall appoint a firm of independent public accountants of recognized national standing (which may be the regular auditors of the Company) or an independent investment banking firm of recognized national standing, which shall give their opinion upon the adjustment, if any, on a basis consistent with the essential intent and principles established in sections 2 and 3, necessary to preserve, without dilution, the purchase rights represented by this Warrant, but in no event shall any such adjustment have the effect of increasing the Warrant Price or decreasing the number of shares of Common Stock issuable upon exercise of this Warrant. Upon receipt of such opinion, the Company will promptly mail a copy thereof to the holder of this Warrant and shall make the adjustments described therein.

                  5. No Dilution or Impairment. The Company will not, by amendment of its certificate of incorporation or through any consolidation, merger, reorganization, transfer of assets, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holder of this Warrant against dilution or other impairment. Without limiting the generality of the foregoing, the Company (a) will not permit the par value of any shares of stock receivable upon the exercise of this Warrant to exceed the amount payable therefor upon such exercise, (b) will take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of stock upon the exercise of all of the Warrants from time to time outstanding, and (c) will not take any action which results in any adjustment of the Warrant Price if the total number of shares of Common Stock (or Other Securities) issuable after the action upon the exercise of all of the Warrants would exceed the total number of shares of Common Stock (or Other Securities) then authorized by the Company's certificate of incorporation and available for the purpose of issue upon such exercise.

                  6. Accountants' Report as to Adjustments. In each case of any adjustment or readjustment in the shares of Common Stock (or Other Securities) issuable upon the exercise of the Warrants, the Company at its expense will promptly compute such adjustment or readjustment in accordance with the terms of the Warrants and the chief financial officer of the Company will certify such computation and prepare a report setting forth such adjustment or readjustment and showing in reasonable detail the method of calculation thereof and the facts upon which such adjustment or readjustment is based, including without limitation a statement of (a) the consideration received or to be received by the Company for any Additional Shares of Common Stock issued or sold or deemed to have been issued, (b) the number of shares of Common Stock, outstanding or deemed to be outstanding, and (c) the Warrant Price in effect immediately prior to such issue or sale and as adjusted and readjusted (if required by section 2) on account thereof. The Company will forthwith mail a copy of each such certificate and report to each holder of a Warrant and will, upon the written request at any time of any holder of a Warrant, furnish to such holder a like certificate and report setting forth the Warrant Price at the time in effect and showing in reasonable detail how it was calculated. The Company will also keep copies of all such reports at its principal office and will cause the same to be available for inspection at such office during Normal Business Hours by any holder of a Warrant or any prospective purchaser of a Warrant designated by the holder thereof. At least once in each fiscal year of the Company, in connection with the preparation of the Company's annual audited financial statements, the Company will cause the auditors preparing such statements to review the certificates and reports delivered pursuant to this section 6 and to confirm in writing to each holder of a Warrant the correctness of the computations set forth therein; provided, however, that such review and confirmation need not be made if the aggregate amounts of adjustments in any fiscal year is less than

$0.10. Such confirmation may accompany or be part of the certificate delivered by the auditors to the holders of the Notes pursuant to paragraph 5A of the Note Agreement.

                  7.  Notices of Corporate Action.  In the event of

                           (a) any taking by the Company of a record of the
                  holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a regular periodic dividend payable in cash out of earned surplus) or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, or

                           (b) any capital reorganization of the Company, any
                  reclassification or recapitalization of the capital stock of the Company or any consolidation or merger involving the Company and any other Person or any transfer of all or substantially all the assets of the Company to any other Person, or

                           (c) any voluntary or involuntary dissolution,
                  liquidation or winding-up of the Company,

the Company will mail to each holder of a Warrant a notice specifying (i) the date or expected date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right, and (ii) the date or expected date on which any such reorganization, reclassification, recapitalization, consolidation, merger, transfer, dissolution, liquidation or winding-up is to take place and the time, if any such time is to be fixed, as of which the holders of record of Common Stock (or Other Securities) shall be entitled to exchange their shares of Common Stock (or Other Securities) for the securities or other property deliverable upon such reorganization, reclassification, recapitalization, consolidation, merger, transfer, dissolution, liquidation or winding-up. Such notice shall be mailed simultaneously with the Company's mailing of notice to its shareholders, but in no event less than 15 days prior to the date or expected date specified in the notice.

                  8. Restrictions on Transfer. 8.1. Restrictive Legends. Except as otherwise permitted by this section 8, each Warrant originally issued pursuant to the Note Agreement and each Warrant issued upon direct or indirect transfer or in substitution for any such Warrant pursuant to section 13 shall be stamped or otherwise imprinted with a legend in substantially the following form:

                  "This Warrant and any shares acquired upon the exercise of this Warrant have not been registered under the Securities Act of 1933 and may not be transferred in the absence of such registration or an exemption therefrom under such Act."

Except as otherwise permitted by this section 8, each certificate for Common Stock (or Other Securities) issued upon the exercise of any Warrant and each certificate issued upon the direct or indirect transfer of any such Common Stock (or Other Securities) shall be stamped or otherwise imprinted with a legend in substantially the following form:

                  "The shares represented by this certificate have not been registered under the Securities Act of 1933 and may not be transferred in the absence of such registration or an exemption therefrom under such Act. Such shares are also subject to certain provisions regarding transferability imposed by Common Stock Purchase Warrants expiring September 27, 2003, a copy of which is on file at the offices of the Company."

                  8.2. Notice of Proposed Transfer; Removal of Legend. Prior to any transfer of any Restricted Securities which are not registered under an effective registration statement under the Securities Act (other than a transfer pursuant to Rule 144, Rule 144A or any comparable rule under such Act), the holder thereof will give written notice to the Company of such holder's intention to effect such transfer and to comply in all other respects with this section 8.2. Each such notice (a) shall describe the manner and circumstances of the proposed transfer in reasonable detail, including the name and address of the transferee, the number of Restricted Securities to be transferred, and the expected settlement date for the transaction, and (b) shall designate counsel for the holder giving such notice (who may be in-house counsel for such holder). The holder giving such notice will submit a copy thereof to the counsel designated in such notice and, if in the opinion of such counsel the proposed transfer may be effected without registration, such holder shall thereupon be entitled to transfer such Restricted Securities in accordance with the terms of the notice delivered by such holder to the Company. Each Warrant or certificate, if any, issued upon or in connection with such transfer shall bear the appropriate restrictive legend set forth in section 8.1 unless, in the opinion of each such counsel, such legend is no longer required to ensure compliance with the Securities Act. Without limiting the generality of the foregoing, the Company agrees that any transfer of Restricted Securities to an Institutional Investor shall be deemed to be in compliance with the Securities Act, so long as such Institutional Investor executes and delivers to the Company a writing containing (A) its representation and warranty that it is acquiring such Restricted Securities for investment and not with a view to the distribution thereof (subject, however, to any requirement of law that the disposition thereof shall at all times be within the control of such holder) and (B) its acknowledgment that the Company is relying on such representation and warranty in removing said restrictive legend.

The Company will pay the reasonable fees and disbursements of counsel (other than in-house counsel) for any holder of Restricted Securities in connection with all opinions rendered by them pursuant to this section 8.2 and pursuant to section 8.3; provided that if any such holder of Restricted Securities has in-house counsel with the requisite expertise to render such an opinion, such holder will utilize such in-house counsel for such purposes to the extent such in-house counsel is available to render the opinion on a timely basis.

                  8.3. Termination of Restrictions. The restrictions imposed by this section 8 upon the transferability of Restricted Securities shall cease and terminate as to any particular Restricted Securities (a) when such securities shall have been effectively registered under the Securities Act and disposed of in accordance with the registration statement covering such Restricted Securities, (b) when, in the opinions of both counsel for the holder thereof and counsel for the Company, such restrictions are no longer required in order to ensure compliance with the Securities Act, or (c) when the holder of such securities is entitled to distribute such securities to the public pursuant to Rule 144(k) under the Securities Act. Whenever such restrictions shall terminate as to any Restricted Securities, as soon as practicable thereafter and in any event within five Business Days, the holder thereof shall be entitled to receive from the Company, without expense to such holder (other than transfer taxes, if any), new securities of like tenor not bearing the applicable legend set forth in section 8.1 hereof.

                  9. Registration under Securities Act, etc. 9.1. Registration on Request. (a) Request. Upon the written request of one or more Initiating Holders, requesting that the Company effect the registration under the Securities Act of all or part of such Initiating Holders' Registrable Securities and specifying the intended method of disposition thereof, the Company will promptly give written notice of such requested registration to all holders of outstanding Registrable Securities, and thereupon will use its best efforts to effect the registration under the Securities Act of

                  (i) the Registrable Securities which the Company has been so requested to register by such Initiating Holder or Holders for disposition in accordance with the intended method of disposition stated in such request, and

                  (ii) all other Registrable Securities the Holders of which have made written requests to the Company for registration thereof within 20 Business Days after the giving of such written notice by the Company (which request shall specify the intended method of disposition thereof), all to the extent requisite to permit the disposition (in accordance with the intended methods thereof as aforesaid) of the Registrable Securities so to be registered; provided that (A) the Company shall not be required to effect the registration pursuant to this section 9.1 of any Warrants (but shall be required to effect the registration of Registrable Securities described in clauses (b) and (c) of the definition of Registrable Securities); (B) the Company shall not be required to effect any registration pursuant to this section 9.1 if the aggregate number of Registrable Securities requested to be registered pursuant to this section 9.1 does not equal or exceed the lesser of (x) 40% (by number of shares) of the Registrable Securities outstanding on the date of this Agreement (such outstanding Registrable Securities to be adjusted from time to time to reflect the issuance of additional shares of Common Stock by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise by multiplying such number, as the same may have been previously adjusted, by the percentage by which the number of outstanding shares of Registrable Securities shall have increased or decreased as a result of such stock dividend, stock split, combination of shares, recapitalization, merger or consolidation or other reorganization) and (y) the amount of Registrable Securities outstanding on the date of such request; (C) the Company shall not be required to effect more than two registrations pursuant to this section 9.1; and (D) the Company shall not be required to effect any registration pursuant to this section 9.1 if within the 45-day period prior to the date of the written request of any Initiating Holder a registration statement in connection with a Public Offering shall have become effective under the Securities Act. If the Board of Directors of the Company shall determine in its good faith judgment that registration of Registrable Securities pursuant hereto would be detrimental to the best interests of the Company and its shareholders, the Company may delay proceeding with such registration for a period not exceeding 90 days after its receipt of a request therefor. Subject to subdivision (f), the Company may include in such registration other securities for sale for its own account or for the account of any other Person.

                  (b) Registration Statement Form. Registrations under this
section 9.1 shall be on such appropriate registration form of the Commission that shall be selected by the Company, and be reasonably acceptable to the holders of more than 50% (by number of shares) of the Registrable Securities so to be disposed of (it being understood that Form S-2 or Form S-3 or other comparable "short-form" that the Company is then eligible to utilize is acceptable unless (i) the managing underwriter, if any, for such distribution, advises the Initiating Holder(s) that such registration is reasonably likely to result in a sale of such Registrable Securities on materially less attractive economic terms than would be the case in a sale pursuant to Form S-1 or similar "long-form" registration or (ii) in the case of a non-underwritten distribution, the Initiating Holder(s) reach the same determination, it being agreed, however, that if, pursuant to clause (i) or (ii), a sale pursuant to Form S-1 or similar "long-form" registration is required by the Initiating Holder(s), such Initiating Holder(s) shall pay all registration costs in excess of those which, in the reasonable determination of the managing underwriter, or if there is no managing underwriter, the Initiating Holder(s), would have been incurred in connection with a Form S-2, Form S-3 or other comparable "short-form" registration), and shall permit the disposition of such Registrable Securities in accordance with the intended method or methods specified in their request for such registration.

                  (c) Expenses. The Company will pay all Registration Expenses in connection with any registration requested and effected pursuant to this section 9.1. In the event of registrations effected pursuant to this section 9.1 that includes both Registrable Securities and shares other than Registrable Securities, the Registration Expenses (and underwriting discounts and commissions and transfer taxes, if any) in connection with such registration shall be allocated among all Persons on whose behalf securities of the Company are included in such registration, pro rata among such Persons on the basis of the respective amounts of the securities then being registered on their behalf.

                  (d) Selection of Underwriters. If, in the discretion of the holders of a majority (by number of shares) of the Registrable Securities to be registered, any offering pursuant to this section 9.1 shall constitute an underwritten offering, the underwriter or underwriters thereof shall be selected by such holders subject to the approval of the Company, which shall not unreasonably withhold its acceptance of such underwriter or underwriters.

                  (e) Effective Registration Statement. A registration requested pursuant to this section 9.1 will not be deemed to have been effected (i) unless it has become effective with respect to 100% of the Registrable Securities requested to be included in such registration by the Initiating Holders, provided that a registration which does not become effective after the Company has filed a registration statement with respect to 100% of the Registrable Securities requested to be included in such registration by the Initiating Holders solely by reason of the refusal to proceed of the Initiating Holders shall be deemed to have been effected by the Company at the request of such Initiating Holders, unless such Initiating Holders shall have elected to pay all Registration Expenses in connection with such registration, (ii) if, after it has become effective, such registration is interfered with by any stop order, injunction or other order or requirement of the Commission or other governmental agency or court, or (iii) if the conditions to closing specified in the purchase agreement or underwriting agreement entered into in connection with such registration are not satisfied or waived.

                  (f) Priority in Requested Registrations. If a requested registration pursuant to this section 9.1 involves an underwritten offering, and the managing underwriter shall advise the Company in writing (with a copy to each holder of Registrable Securities requesting registration) that in its opinion, the number of securities requested to be included in such registration (including securities of the Company which are not Registrable Securities) exceeds the number which can be sold in such offering within a price range acceptable to the Initiating Holders, the Company will include in any such registration to the extent of the number which the Company is so advised can be sold in such offering (i) first, Registrable Securities requested to be included in such registration by the Initiating Holders, together with securities requested to be included in such registration pursuant to the Prior Agreement (to the extent the Prior Agreement requires inclusion therein on a first priority basis), pro rata among the holders of such securities on the basis of the number of shares of such securities requested to be included by such holders, (ii) second, other Registrable Securities requested to be included in such registration, pro rata among the holders thereof requesting such registration on the basis of the number of shares of such securities requested to be included by such holders, and (iii) third, other securities of the Company proposed to be included in such registration, in accordance with the priorities, if any, then existing among the Company and the holders of such other securities.

                  9.2. Incidental Registration. (a) Right to Include Registrable Securities. Notwithstanding any limitation contained in section 9.1, if senior management or the board or directors of the Company at any time determine to register any of the Company's Common Stock under the Securities Act (other than by a registration on Form S-4, S-8 or any successor or similar forms), whether or not for sale for its own account, in a manner which would permit registration of Registrable Securities for sale to the public under the Securities Act, the Company will each such time give written notice within five days following such determination to all holders of Registrable Securities of its intention to do so, specifying the securities to be offered and the amount thereof proposed to be sold, and of such holders' rights under this section 9.2. Upon the written request of any such holder made within 15 days after the receipt of any such notice (which request shall specify the Registrable Securities intended to be disposed of by such holder and the intended method of disposition thereof), the Company will use its best efforts to effect the registration under the Securities Act of all Registrable Securities which the Company has been so requested to register by the holders thereof, to the extent requisite to permit the disposition (in accordance with the intended methods thereof as aforesaid) of the Registrable Securities so to be registered, by inclusion of such Registrable Securities in the registration statement which covers the securities which the Company proposes to register, provided that (A) the Company shall not be required to effect the registration pursuant to this section 9.2 of any Warrants (but shall be required to effect the registration of Registrable Securities described in clauses (b) and (c) of the definition of Registrable Securities) and (B) if, at any time after giving written notice of its intention to register any securities and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to register or to delay registration of such securities, the Company may, at its election, give written notice of such determination to each holder of Registrable Securities and, thereupon, (x) in the case of a determination not to register, shall be relieved of its obligation to register any Registrable Securities in connection with such registration (but not from its obligation to pay the Registration Expenses in connection therewith), without prejudice, however, to the rights of any holder or holders of Registrable Securities entitled to do so to request that such registration be effected as a registration under section 9.1, and (y) in the case of a determination to delay registering, shall be permitted to delay registering any Registrable Securities for the same period as the delay in registering such other securities. No registration effected under this section 9.2 shall relieve the Company of its obligation to effect any registration statement upon request under section 9.1. The Company will pay all Registration Expenses in connection with each registration of Registrable Securities requested pursuant to this section 9.2.

                  (b) Priority in Incidental Registrations. If a registration pursuant to this section 9.2 involves an underwritten offering and the managing underwriter advises the Company in writing that, in its opinion, the number of securities requested to be included in such registration exceeds the number which can be sold in such offering within a price range acceptable to the Company or the shareholders requesting such registration, the Company will include in such registration to the extent of the number which the Company is so advised can be sold in such offering securities determined as follows:

                  (i) if such registration as initially proposed by the Company was solely a primary registration of its securities, (x) first, the securities proposed by the Company to be sold for its own account, and
         (y) second, any Registrable Securities and any other securities of the Company requested to be included in such registration, pro rata among the holders thereof requesting such registration on the basis of the number of shares of such securities requested to be included by such holders, and

                  (ii) if such registration as initially proposed by the Company was in whole or in part requested by holders of securities pursuant to the Prior Agreement, (x) first, if and to the extent the Prior Agreement so requires, such securities held by the holders initiating such registration, pro rata among the holders thereof, on the basis of the number of shares of such securities requested to be included by such holders, (y) second, such securities held by the holders of Registrable Securities, pro rata among the holders thereof, on the basis of the number of shares of such securities requested to be included by such holders, and (z) third, any other securities of the Company requested to be included in such registration, pro rata among the holders thereof requesting such registration on the basis of the number of shares of such securities requested to be included by such holders, and

                  (iii) if such registration as initially proposed by the Company was in whole or in part requested by holders of securities of the Company, other than holders of Registratable Securities and other than holders of securities with registration rights under the Prior Agreement, (x) first, such securities held by the holders initiating such registration and, if and to the extent the Prior Agreement so requires, the holders of securities with registration rights under the Prior Agreement, pro rata among the holders thereof, on the basis of the number of shares of such securities requested to be included by such holders, (y) second, such securities held by the holders of Registrable Securities, pro rata among the holders thereof, on the basis of the number of shares of such securities requested to be included by such holders, and (z) third any other securities of the Company requested to be included in such registration, pro rata among the holders thereof requesting such registration on the basis of the number of shares of such securities requested to be included by such holders.

                  9.3 Registration Procedures. If and whenever the Company is required to use its best efforts to effect the registration of any Registrable Securities under the Securities Act as provided in sections 9.1 and 9.2, the Company will as expeditiously as possible:

                  (a) prepare and file with the Commission the requisite registration statement (including such audited financial statements as may be required by the Securities Act or the rules and regulations promulgated thereunder) to effect such registration and use its best efforts to cause such registration statement to become effective, provided that before filing such registration statement or any amendments thereto, the Company will furnish to the counsel selected by the holders of Registrable Securities whose Registrable Securities are to be included in such registration copies of drafts of all such documents proposed to be filed in reasonably final form, which documents will be subject to the prompt review of such counsel;

                  (b) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to maintain the effectiveness of such registration statement and to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement until the earlier of such time as all of such securities have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such registration statement or 120 days after such registration statement becomes effective, provided that if less than all the Registerable Securities are withdrawn from registration after the relevant period, the shares to be so withdrawn shall be allocated pro rata among the holders thereof on the basis of the respective numbers of Registrable Securities held by them included in such registration;

                  (c) furnish to each seller of Registrable Securities covered by such registration statement such number of conformed copies of such registration statement and of each such amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus contained in such registration statement (including each preliminary prospectus and any summary prospectus) and any other prospectus filed under Rule 424 under the Securities Act, in conformity with the requirements of the Securities Act, and such other documents, as such seller may reasonably request;

                  (d) use its best efforts to register or qualify all Registrable Securities and other securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as each seller thereof shall reasonably request and to keep such registration or qualification in effect for so long as such registration statement remains in effect, and take any other action which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the securities owned by such seller, except that the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not, but for the requirements of this subdivision (d), be obligated to be so qualified or to consent to general service of process in any such jurisdiction;

                  (e) use its best efforts to cause all Registrable Securities covered by such registration statement to be registered with or approved by such other governmental agencies or authorities in the United States as may be necessary to enable the seller or sellers thereof to consummate the disposition of such Registrable Securities;

                  (f) furnish to each seller of Registrable Securities a signed counterpart, addressed to such seller (and the underwriters, if any), of

                           (i) an opinion of counsel for the Company, dated the
                  effective date of such registration statement (and, if such registration includes an underwritten public offering, dated the date of any closing under the underwriting agreement), reasonably satisfactory in form and substance to such seller, and

                           (ii) a "comfort" letter, dated the effective date of
                  such registration statement (and, if such registration includes an underwritten Public Offering, dated the date of any closing under the underwriting agreement), signed by the independent public accountants who have certified the Company's financial statements included in such registration statement, covering substantially the same matters with respect to such registration statement (and the prospectus included therein) and, in the case of the accountants' letter, with respect to events subsequent to the date of such financial statements, as are customarily covered in opinions of issuer's counsel and in accountants' letters delivered to the underwriters in underwritten Public Offerings of securities (or, in the case of the accountants' comfort letter, as may be delivered to shareholders pursuant to applicable AICPA standards);

                  (g) notify each holder of Registrable Securities covered by such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made, and promptly prepare and furnish to such seller a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made;

                  (h) otherwise use its best efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months, but not more than eighteen months, beginning with the first full calendar month after the effective date of such registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act, and not file any such registration statement, prospectus or amendment or supplement thereto to which any such seller shall have reasonably objected on the grounds that such registration statement, prospectus, amendment or supplement does not comply in all material respects with the requirements of the Securities Act or of the rules or regulations thereunder, having been furnished with a copy thereof as soon as practicable;

                  (i) provide a transfer agent and registrar for all Registrable Securities covered by such registration statement not later than the effective date of such registration statement; and

                  (j) use of its best efforts, at its option, either (1) to cause all such Registrable Securities covered by such registration statement to be listed on a national securities exchange within the United States (if such Registrable Securities are not already so listed) and on each additional national securities exchange within the United States on which similar securities issued by the Company are then listed, if the listing of such Registrable Securities is then permitted under the rules of such exchange, or (2) to secure designation of all such Registrable Securities covered by such registration statement as a NASDAQ "national market system security" within the meaning of Rule 11Aa2-1 of the Commission if similar securities of the Company are then so designated.

The Company may require each holder of Registrable Securities as to which any registration is being effected to furnish the Company such information regarding such holder and the distribution of such securities as the Company is advised by its counsel is legally required in connection with such registration.

                  Each holder of Registrable Securities agrees by acquisition of such Registrable Securities that upon receipt of any notice from the Company of the happening of any event of the kind described in subdivision (g) of this section 9.3, such holder will forthwith discontinue such holder's disposition of Registrable Securities pursuant to the registration statement relating to such Registrable Securities until such holder's receipt of the copies of the supplemented or amended prospectus contemplated by subdivision (g) of this section 9.3 and, if so directed by the Company, will deliver to the Company (at the Company's expense) all copies, other than permanent file copies, then in such holder's possession of the prospectus relating to such Registrable Securities current at the time of receipt of such notice. In the event the Company shall give any such notice, the periods referred to in subdivision (b) of this section 9.3 shall be extended by a number of days equal to the number of days during the period from and including the giving of notice pursuant to subdivision (g) of this section 9.3 to and including the date when each seller of any Registrable Securities covered by such registration statement shall receive the copies of the supplemented or amended prospectus contemplated by subdivision (g) of this section 9.3.

                  9.4 Underwritten Offerings. (a) Requested Underwritten Offerings. If requested by the underwriters for any underwritten offering by holders of Registrable Securities pursuant to the registration requested under section 9.1, the Company will enter into an underwriting agreement with such underwriters for such offering, such agreement to be reasonably satisfactory in substance and form to the Company, each such holder and the underwriters and to contain such representations and warranties by the Company and such other terms as are customarily contained in agreements of this type, including, without limitation, indemnities to the effect and to the extent provided in section 9.6. The holders of Registrable Securities to be distributed by such underwriters shall execute and deliver and be parties to such underwriting agreement as a condition to such holder's participation in the offering and may, at their option, require that any or all of the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such underwriters shall also be made to and for the benefit of such holders of Registrable Securities and that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement be conditions precedent to the obligations of such holders of Registrable Securities. No holder of Registrable Securities shall be required to make any representations or warranties to or agreements with the Company or the underwriters other than customary representations, warranties or agreements regarding such holder, such holder's ownership of the Registrable Securities to be sold and such holder's intended method of distribution and any other representation required by law.

                  (b) Incidental Underwritten Offerings. If the Company at any time proposes to register any of its securities under the Securities Act as contemplated by section 9.2 and such securities are to be distributed by or through one or more underwriters, the Company will, subject to the provisions of section 9.2(b), use its best efforts, if requested by any holder of Registrable Securities, to arrange for such underwriters to include the Registrable Securities to be offered and sold by such holder among the securities to be distributed by such underwriters. The holders of Registrable Securities to be distributed by such underwriters shall execute and deliver and be parties to the underwriting agreement as a condition to such holder's participation in the offering between the Company and such underwriters and may, at their option, require that any or all of the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such underwriters shall also be made to and for the benefit of such holders of Registrable Securities and that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement be conditions precedent to the obligations of such holders of Registrable Securities. No holder of Registrable Securities shall be required to make any representations or warranties to or agreements with the Company or the underwriters other than customary representations, warranties or agreements regarding such holder, such holder's ownership of the Registrable Securities to be sold and such holder's intended method of distribution and any other representation required by law.

                  (c) Holdback Agreements. (i) Each holder of Registrable Securities agrees by acquisition of such Registrable Securities, if so requested by the managing underwriter, not to effect any public sale or distribution of such securities during the seven days prior to and such period of time as is requested by such managing underwriter (not to exceed 90 days) after any underwritten registration pursuant to section 9.1 or 9.2 has become effective, except as part of such underwritten registration, whether or not such holder participates in such registration.

                  (ii) The Company agrees (x) not to effect any public sale or distribution of its equity securities or securities convertible into or exchangeable or exercisable for any of such securities during the seven days prior to and the 60 days after any underwritten registration pursuant to section
9.1 or 9.2 has become effective, except as part of such underwritten registration and except pursuant to registrations on Form S-4, S-8 or any successor or similar forms thereto, and (y) to cause each holder of its equity securities or of any securities convertible into or exchangeable or exercisable for any of such securities, in each case purchased from the Company at any time after the date of this Agreement (other than in a Public Offering), to agree not to effect any such public sale or distribution of such securities, during such period, except as part of such underwritten registration.

                  9.5 Preparation; Reasonable Investigation. In connection with the preparation and filing of each registration statement under the Securities Act, the Company will give the holders of Registrable Securities registered under such registration statement, their underwriters, if any, their respective inside counsel and one special counsel and accounting firm for all such holders, the opportunity to participate in the preparation of such registration statement, each prospectus included therein or filed with the Commission, and each amendment thereof or supplement thereto, and will give each of them such access to its books and records and such opportunities to discuss the business of the Company with its officers and the independent public accountants who have certified its financial statements as shall be necessary, in the opinion of such holders' and such underwriters' respective counsel, to conduct a reasonable investigation within the meaning of the Securities Act.

                  9.6 Indemnification. (a) Indemnification by the Company. In the event of any registration of any securities of the Company under the Securities Act, the Company will, and hereby does, indemnify and hold harmless the seller of Registrable Securities covered by any registration statement filed pursuant to section 9.1 or 9.2, its directors and officers, each other Person who participates as an underwriter in the offering or sale of such securities and each other Person, if any, who controls any such seller or any such underwriter within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which such seller or any such director or officer or underwriter or controlling Person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such securities were registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Company will reimburse such seller and each such director, officer, underwriter and controlling person for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, liability, action or proceeding; provided that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement in reliance upon and strictly in conformity with written information (which information shall be limited to a brief description of the seller, its holdings of the Registrable Securities to be sold and its plan of distribution therefor) furnished by such seller to the Company in an instrument duly executed by such seller specifically stating that it is for use in the preparation thereof and provided further that the Company shall not be liable to any Person who participates as an underwriter, in the offering or sale of Registrable Securities or any other Person, if any, who controls such underwriter within the meaning of the Securities Act, in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of such Person's failure to send or give a copy of the final prospectus to the Person asserting an untrue statement or alleged untrue statement or omission or alleged omission at or prior to the written confirmation of the sale of Registrable Securities to such Person if such statement or omission was corrected in such final prospectus. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such seller or any such director, officer, underwriter or controlling person and shall survive the transfer of such securities by such seller. The Company shall agree to provide for such contribution relating to such indemnity as shall be reasonably requested by any seller of Registrable Securities or the underwriters.

                  (b) Indemnification by the Sellers. In the event of any registration of any securities of the Company under the Securities Act, each holder of Registrable Securities included in such registration will, and hereby does, indemnify and hold harmless (in the same manner and to the same extent as set forth in subdivision (a) of this section 9.6) the Company, each director of the Company, each officer of the Company and each other Person, if any, who controls the Company within the meaning of the Securities Act, with respect to any statement or alleged statement in or omission or alleged omission from such registration statement, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, if such statement or alleged statement or omission or alleged omission was made in reliance upon and strictly in conformity with written information (which information shall be limited to a brief description of the seller, its holdings of the Registrable Securities to be sold and its plan of distribution therefor) furnished to the Company by such seller in an instrument duly executed by such seller specifically stating that it is for use in the preparation of such registration statement, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Company or any such director, officer or controlling person and shall survive the transfer of such securities by such seller. Such seller shall agree to provide for such contribution relating to such indemnity as shall be reasonably requested by the Company, provided that such seller shall not be required to make any contribution unless it is at fault under the standards set forth in the first sentence of this section 9.6(b). The indemnity and contribution provided by each seller of securities under this section 9.6(b) is and shall be provided severally, and not jointly or jointly and severally with any other seller or prospective seller of securities, and is and shall be limited in amount to the net amount of proceeds received by such seller from the sale of Registrable Securities pursuant to such registration statement.

                  (c) Notices of Claims, etc. Promptly after receipt by an indemnified party of notice of the commencement of any action or proceeding involving a claim referred to in the preceding subdivisions of this section 9.6, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action, provided that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under the preceding subdivisions of this section 9.6, except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. In case any such action is brought against an indemnified party, such indemnified party shall have the right to employ counsel separate from counsel for the indemnifying party, but the fees and expenses of such counsel shall be borne by such indemnified party unless (i) the indemnifying party agrees to pay such fees and expenses, (ii) the indemnifying party shall have failed to assume the defense of such claim or engage experienced, independent, regionally-recognized counsel on behalf of the indemnified party, or (iii) in the reasonable judgment of the indemnified party, a conflict of interest is likely to exist between the indemnified party and the indemnifying party with respect to such claims (in such case, upon notice to the indemnifying party of such determination, the indemnifying party shall not have the right to assume the defense of such indemnified party). If none of the events described in clauses (i), (ii) or
(iii) of the preceding sentence exist, the indemnifying party shall be entitled to participate in and to assume the defense of any action against an indemnified party, jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall consent to entry of any judgment or enter into any settlement without the consent of the indemnified party which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

                  (d) Indemnification Payments. The indemnification required by this section 9.6 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred, provided that the indemnified party shall execute and deliver an undertaking agreement to repay such advances if it is judicially determined that such party was not entitled to such advances pursuant to this section 9.6.

                  9.7 Adjustments Affecting Registrable Securities. The Company will not effect or permit to occur any combination or subdivision of shares which would adversely affect the ability of the holders of Registrable Securities to include such Registrable Securities in any registration of its securities contemplated by this section 9 or the marketability of such Registrable Securities under any such registration.

                  9.8 Covenants Relating to Rules 144 and 144A. The Company will file reports in compliance with the Exchange Act and will, at its expense, forthwith upon the request of any holder of Restricted Securities, deliver to such holder a certificate, signed by the Company's principal financial officer, stating (a) the Company's name, address, and telephone number (including area code), (b) the Company's Internal Revenue Service identification number, (c) the Company's Commission file number, (d) the number of shares of Common Stock of the Company outstanding as shown by the most recent report or statement published by the Company, and (e) whether the Company has filed the reports required to be filed under the Exchange Act for a period of at least 90 days prior to the date of such certificate and in addition has filed the most recent annual report required to be filed thereunder. If at any time the Company is not required to file reports in compliance with either section 13 or section 15 (d) of the Exchange Act, the Company at its expense will, forthwith upon the written request of the holder of any Restricted Securities, make available to (i) such holder adequate current public information with respect to the Company within the meaning of paragraph (c)(2) of Rule 144 of the General Rules and Regulations promulgated under the Securities Act or (ii) such holder or a QIB designated by such holder such financial and other information as such holder may reasonably determine to be necessary in order to permit compliance with the information requirements of Rule 144A under the Securities Act in connection with the resale of the Registrable Securities.

                  10. Availability of Information. The Company will cooperate with each holder of any Restricted Securities in supplying such publicly-available information as may be necessary for such holder to complete and file any information reporting forms presently or hereafter required by the Commission as a condition to the availability of an exemption from the Securities Act for the sale of any Restricted Securities. The Company will furnish to each holder of any Warrants, promptly upon their becoming available, copies of all financial statements, reports, notices and proxy statements sent or made available generally by the Company to its stockholders, and copies of all regular and periodic reports and all registration statements and prospectuses filed by the Company with any securities exchange or with the Commission.

                  11. Reservation of Stock, etc. The Company will at all times reserve and keep available, solely for issuance and delivery upon exercise of the Warrants, the number of shares of Common Stock (or Other Securities) from time to time issuable upon exercise of all Warrants at the time outstanding, and if at any time the number of authorized but unissued shares of Common Stock is insufficient to permit such issuance, the Company shall seek shareholder approval to amend its certificate of incorporation or other charter, and shall take such other action as may be necessary, to increase the number of authorized shares to such number of shares as shall be sufficient for such purpose. All shares of Common Stock (or Other Securities) shall be duly authorized and, when issued upon such exercise, shall be validly issued and, in the case of shares, fully paid and nonassessable with no liability on the part of the holders thereof.

                  12. Listing on Securities Exchanges. The Company will list on each national securities exchange on which any Common Stock may at any time be listed, subject to official notice of issuance upon exercise of the Warrants, and will maintain such listing of, all shares of Common Stock from time to time issuable upon exercise of the Warrants. During any period when the Common Stock shall not be listed on any national securities exchange, the Company will maintain the designation of the shares of Common Stock from time to time issuable upon exercise of the Warrants as a NASDAQ "national market system security" within the meaning of Rule 11Aa2-1 of the Commission, if similar securities of the Company are then so designated and, if similar securities are not then so designated, the Company will cause its Common Stock to be listed in the "pink sheets". The Company will also so list on each national securities exchange, and will maintain such listing of, or, as the case may be, will secure such designation and such registration with respect to, any Other Securities if at the time any securities of the same class shall be listed on such national securities exchange by the Company or shall be so designated, as the case may be.

                  13. Ownership, Transfer and Substitution of Warrants. 13.1 Ownership of Warrants. The Company may treat the person in whose name any Warrant is registered on the register kept at the principal office of the Company as the owner and holder thereof for all purposes, notwithstanding any notice to the contrary, except that, if and when any Warrant is properly assigned in blank, the Company may (but shall not be obligated to) treat the bearer thereof as the owner of such Warrant for all purposes, notwithstanding any notice to the contrary. Subject to section 8, a Warrant, if properly assigned, may be exercised by a new holder without first having a new Warrant issued.

                  13.2 Transfer and Exchange of Warrants. Upon the surrender of any Warrant, properly endorsed, for registration of transfer or for exchange at the principal office of the Company, the Company at its expense will (subject to compliance with section 8, if applicable) execute and deliver to or upon the order of the holder thereof a new Warrant or Warrants of like tenor, in the name of such holder or as such holder (upon payment by such holder of any applicable transfer taxes) may direct, calling in the aggregate on the face or faces thereof for the number of shares of Common Stock called for on the face or faces of the Warrant or Warrants so surrendered.

                  13.3 Replacement of Warrants. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of any Warrant and, in the case of any such loss, theft or destruction of any Warrant held by a Person other than the Purchaser or any Institutional Investor, upon the execution and delivery of a written indemnity agreement reasonably satisfactory to the Company in form and amount or, in the case of any such mutilation, upon surrender of such Warrant for cancellation at the principal office of the Company, the Company at its expense will execute and deliver, in lieu thereof, a new Warrant of like tenor.

                  14. Definitions. As used herein, unless the context otherwise requires, the following terms have the respective meanings set forth in this section 14. Capitalized terms not defined herein which are defined in the Note Agreement shall have the respective meanings assigned to them in the Note Agreement.

                  Acquiring Person: the continuing or surviving corporation of a consolidation or merger with the Company (if other than the Company), the transferee of substantially all of the properties and assets of the Company, the corporation consolidating with or merging into the Company in a consolidation or merger in connection with which the Common Stock is changed into or exchanged for stock or other securities of any other Person or cash or any other property, or, in the case of a capital reorganization or reclassification, the Company.

                  Acquisition Price: as applied to the Common Stock, with respect to any transaction to which section 3 applies, (a) the price per share equal to the greater of the following, determined in each case as of the date immediately preceding the date of consummation of such transaction: (i) the Market Price of the Common Stock and (ii) the highest amount of cash plus the Fair Value of the highest amount of securities or other property which the holder of this Warrant would have been entitled as a shareholder to receive upon such consummation if such holder had exercised this Warrant, immediately prior thereto, or (b) if a purchase, tender or an exchange offer is made by the Acquiring Person (or by any of its affiliates) to the holders of the Common Stock and such offer is accepted by the holders of more than 50% of the outstanding shares of Common Stock, the greater of (i) the price determined in accordance with the foregoing subdivision (a) and (ii) the price per share equal to the greater of the following, determined in each case as of the date immediately preceding the acceptance of such offer by the holders of more than 50% of the outstanding shares of Common Stock: (x) the Market Price of the Common Stock and (y) the highest amount of cash plus the Fair Value of the highest amount of securities or other property which the holder of this Warrant would be entitled as a shareholder to receive pursuant to such offer if such holder had exercised this Warrant immediately prior to the expiration of such offer and accepted the same.

                  Additional Shares of Common Stock: all shares (including treasury shares) of Common Stock issued or sold (or, pursuant to section 2.3 or 2.4, deemed to be issued) by the Company after the Initial Date, whether or not subsequently reacquired or retired by the Company, other than (A) shares of Common Stock issued upon the exercise of Warrants, and (B) shares of Common Stock issued to officers, directors and employees of and consultants to the Company pursuant to stock option, stock purchase or 401(k) benefit plans so long as, in the case of clause (B), the maximum number of shares issuable under all stock option and stock purchase plans described in such clause at no time exceeds 20% of the shares of Common Stock outstanding on a fully-diluted basis and the maximum number of shares issuable pursuant to 401(k) benefit plans does not exceed 5,000 in any calendar month.

                  Base Price: on any date specified herein, 95% of the greater of (i) the Current Market Price and (ii) the Warrant Price.

                  Business Day: any day other than a Saturday or a Sunday or a day on which commercial banking institutions in the City of New York or the State of California are authorized by law to be closed, provided that, in determining the period within which certificates or Warrants are to be issued and delivered pursuant to section 1.3 at a time when shares of Common Stock (or Other Securities) are listed or admitted to trading on any national securities exchange or in the over-the-counter market and in determining the Market Price of any securities listed or admitted to trading on any national securities exchange or in the over-the-counter market, "Business Day" shall mean any day when the principal exchange in which securities are then listed or admitted to trading is open for trading or, if such securities are traded in the over-the-counter market in the United States, such market is open for trading, and provided further that any reference to "days" (unless Business Days are specified) shall mean calendar days.

                  Change in Control Event: shall mean (i) an event or series of events by which any Person or Persons or other entities acting in concert as a partnership or other group (a "Group of Persons"), shall, as a result of a tender or exchange offer, open market purchases, privately negotiated purchases, merger, consolidation or otherwise, have become the beneficial owner (within the meaning of Rule 13d-3 under the Securities Exchange Act), of 50% or more of the Voting Power of the Company, (ii) the Company is merged with or into another corporation with the effect that immediately after such transaction the stockholders of the Company immediately prior to such transaction hold less than a majority of the combined Voting Power of the Person surviving the transaction,
(iii) the direct or indirect transfer (by sale, lease or otherwise) of all or substantially all of the assets of the Company to any Person or Group of Persons or (iv) the failure of any person nominated by management to be elected to the Company's board of directors to be so elected in any contested board election, with the result that a majority of the persons elected to serve on the Company's board of directors have not been nominated for election by management.

                  Commission: the Securities and Exchange Commission or any other Federal agency at the time administering the Securities Act or the Exchange Act, whichever is the relevant statute for the particular purpose.

                  Common Stock: the Company's Common Stock, par value $.25 per share, as constituted on the date hereof, any stock into which such Common Stock shall have been changed or any stock resulting from any reclassification of such Common Stock, and all other stock of any class or classes (however designated) of the Company the holders of which have the right, without limitation as to amount, either to all or to a share of the balance of current dividends and liquidating dividends after the payment of dividends and distributions on any shares entitled to preference.

                  Company: Datum Inc., a Delaware corporation.

                  Convertible Securities: any notes, debentures, other evidences of indebtedness, shares of stock (other than Common Stock) or other securities directly or indirectly convertible into or exchangeable for Additional Shares of Common Stock.

                  Current Market Price: on any date specified herein, (a) with respect to Common Stock or to Voting Common Stock (or equivalent equity interests) of an Acquiring Person or its Parent, (i) the average daily Market Price during the period of the most recent 10 consecutive Business Days ending on the date immediately preceding such date, or (ii) if shares of Common Stock or such Voting Common Stock (or equivalent equity interests), as the case may be, are not then listed or admitted to trading on any national securities exchange and if the closing bid and asked prices thereof are not then quoted or published in the over-the-counter market, the Market Price on such date; and (b) with respect to any other securities, the Market Price on such date.

                  Event of Default: an Event of Default as defined in the Note Agreement.

                  Exchange Act: the Securities Exchange Act of 1934, or any similar Federal statute, and the rules and regulations of the Commission thereunder, all as to the same shall be in effect at the time. Reference to a particular section of the Securities Exchange Act of 1934 shall include a reference to the comparable section, if any, of any such similar Federal statute.

                  Exercise Period: the period ending at the end of Normal Business Hours on September 27, 2003 and commencing on the earliest to occur of
(a) September

27, 1997; (b) consummation of a Public Offering; (c) an Event of Default; (d) a Change in Control Event or (e) to the extent not specified in the preceding clauses (a) through (d), an event of the type described in section 3.1 hereof.

                  Fair Value: with respect to any securities or other property, the fair value thereof as of a date which is within 15 days of the date as of which the determination is to be made as determined in good faith by the Board of Directors of the Company or, if the Requisite Holders of Warrants shall object to such determination, by an investment banking firm mutually acceptable to the Company and such Holders and the determination by such investment banking firm shall be final and binding.

                  Institutional Investor: (I) any bank, savings bank, savings and loan association, finance company or insurance company, (ii) any pension plan or portfolio, (iii) any mutual or investment fund, (iv) any registered investment company, (v) any investment bank or licensed broker-dealer, or (vi) to the extent not already specified, a QIB or accredited investor (the latter as defined under Regulation D promulgated under the Securities Act).

                  Initial Date: the meaning specified in section 2.2.

                  Initiating Holders: any holder or holders of Registrable Securities holding at least 33-1/3% (by number of shares outstanding or purchasable) of Registrable Securities making a written request pursuant to section 9.1 for the registration of all or part of the Registrable Securities held by such holder or holders.

                  Market Price: on any date specified herein, (a) with respect to Common Stock or Voting Common Stock (or equivalent equity interests) of an Acquiring Person or its Parent, the amount per share equal to (i) the last sale price of shares of such security, regular way, on such date or, if no such sale takes place on such date, the average of the closing bid and asked prices thereof on such date, in each case as officially reported on the principal national securities exchange on which the same are then listed or admitted to trading, or (ii) if no shares of such security are then listed or admitted to trading on any national securities exchange but such security is designated as a national market system security by the NASD, the last trading price of such security on such date, or if such security is not so designated, the average of the reported closing bid and asked prices thereof on such date as shown by the NASD automated quotation system or, if no shares thereof are then quoted in such system, as published by the National Quotation Bureau, Incorporated or any successor organization, and in either case as reported by any member firm of the New York Stock Exchange selected by the Company, or (iii) if no shares of such security are then listed or admitted to trading on any national exchange or designated as a national market system security and if no closing bid and asked prices thereof are then so quoted or published in the over-the-counter market, the higher of (x) the book value thereof as determined by any firm of independent public accountants of recognized standing selected by the Board of Directors of the Company, as of the last day of any month ending within 60 days preceding the date as of which the determination is to be made or (y) the Fair Value thereof; and (b) with respect to any other securities, the Fair Value thereof.

                  NASD:  the National Association of Securities Dealers.

                  Normal Business Hours: with respect to any trading of securities or settlement of any such trade, 9:30 A.M. to 4:00 P.M., New York City time and, otherwise, 9:00 A.M. to 5:00 P.M. California time.


                  Note Agreement: the meaning specified in the second paragraph of this Warrant.

                  Notes: the meaning specified in the second paragraph of this Warrant.

                  Options: rights, options or warrants to subscribe for, purchase or otherwise acquire either Additional Shares of Common Stock or Convertible Securities.

                  Other Securities: any stock (other than Common Stock) and other securities of the Company or any other Person (corporate or otherwise) which the holders of the Warrants at any time shall be entitled to receive, or shall have received, upon the exercise of the Warrants, in lieu of or in addition to Common Stock, or which at any time shall be issuable or shall have been issued in exchange for or in replacement of Common Stock or Other Securities pursuant to section 3 or otherwise.

                  Parent: as to any Acquiring Person, any corporation which (a) controls the Acquiring Person directly or indirectly through one or more intermediaries, (b) is required to include the Acquiring Person in its consolidated financial statements under generally accepted accounting principles and (c) is not itself included in the consolidated financial statements of any other Person (other than its consolidated subsidiaries).

                  Person: an individual, a partnership, an association, a joint venture, a corporation, a business, a trust, an unincorporated organization or a government or any department, agency or subdivision thereof.

                  Prior Agreement: the Stockholders' Agreement dated March 17, 1995, between the Company and Efratom Holding, Inc., a Colorado corporation ("Holding"), excluding any amendment thereto entered into after the date thereof to the extent such amendment provides any greater registration-related rights to Holding or any successors or assigns.

                  Public Offering: any offering of Common Stock to the public pursuant to an effective registration statement under the Securities Act.

                  Purchaser: the meaning specified in the opening paragraph of this Warrant.

                  QIB: a qualified institutional buyer as defined in Rule 144A promulgated under the Securities Act.

                  Registrable Securities: (a) the Warrants, (b) any shares of Common Stock or Other Securities issued or issuable upon exercise of the Warrants and (c) any securities issued or issuable with respect to any Common Stock or Other Securities referred to in subdivision (b) by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise. For purposes of section 9 and the definition of "Initiating Holders", holders of Warrants shall be deemed to be the holders of the Registrable Securities which are at the time issuable upon full exercise thereof whether or not such holders are entitled to exercise such Warrants pursuant to the terms thereof, and such Registrable Securities shall be deemed to be outstanding. As to any particular Registrable Securities, once issued such securities shall cease to be Registrable Securities when (x) a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement, (y) they shall have been sold or otherwise distributed pursuant to Rule 144 or Rule 144A (or any successor provisions) under the Securities Act, or
(z) they shall have ceased to be outstanding. As to any particular holder of Registrable Securities, once issued such securities shall cease to be Registrable Securities when such holder shall be entitled to sell all of such securities without restriction pursuant to Rule 144(k) (or any successor provision) under the Securities Act, and such securities, once having ceased to be Registrable Securities by operation of this sentence, shall be reinstated as Registrable Securities at any time when the holder shall cease to be so entitled for any reason.

                  Registration Expenses: all expenses incident to the Company's performance of or compliance with section 9, including, without limitation, all registration, filing and NASD fees, all fees and expenses of complying with securities or Blue Sky laws, all word processing, duplicating and printing expenses, messenger and delivery expenses, the fees and disbursements of counsel for the Company and of its independent public accountants, including the expenses of any special audits or "comfort" letters required by or incident to such performance and compliance, the reasonable fees and disbursements of a single counsel retained by the holders of the Registrable Securities being registered, and any fees and disbursements of underwriters customarily paid by issuers or sellers of securities, but excluding underwriting discounts and commissions and transfer taxes, if any, provided that, in any case where Registration Expenses are not to be borne by the Company, such expenses shall not include salaries of Company personnel or general overhead expenses of the Company, auditing fees, premiums or other expenses relating to liability insurance required by underwriters of the Company, or other expenses for the preparation of financial statements or other data normally prepared by the

Company in the ordinary course of its business or which the Company would have incurred in any event.

                  Requisite Holders of Warrants: the holders of at least 66-2/3% of all the Warrants at the time outstanding determined on the basis of the number of shares of Common Stock or Other Securities deliverable upon exercise thereof.

                  Restricted Securities: (a) any Warrants bearing the applicable legend set forth in section 8.1, (b) any shares of Common Stock (or Other Securities) which have been issued upon the exercise of Warrants and which are evidenced by a certificate or certificates bearing the applicable legend set forth in such section, and (c) unless the context otherwise requires, any shares of Common Stock (or Other Securities) which are at the time issuable upon the exercise of Warrants and which, when so issued, will be evidenced by a certificate or certificates bearing the applicable legend set forth in such section.

                  Securities Act: the Securities Act of 1933, or any similar Federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time. Reference to a particular section of the Securities Act of 1933 shall include a reference to the comparable section, if any, of any such similar Federal statute.

                  Transfer: unless the context otherwise requires, any sale, assignment, pledge or other disposition of any security, or of any interest therein, which could constitute a "sale" as that term is defined in section 2(3) of the Securities Act.

                  Voting Common Stock: with respect to any corporation, association or other business entity, stock of any class or classes (or equivalent interest), if the holders of the stock of such class or classes (or equivalent interests) are ordinarily, in the absence of contingencies, entitled to vote for the election of a majority of the directors (or persons performing similar functions) of such corporation, association or business entity, even if the right so to vote has been suspended by the happening of such a contingency.

                  Voting Power: shall mean, with respect to any corporation, the power to vote or designate members of the board of directors of such corporation, whether exercised by virtue of the record ownership of stock, under a close corporation or similar agreement or under an irrevocable proxy.

                  Warrant Expiration Date: September 27, 2003.

                  Warrant Price: the meaning specified in section 2.1. The Warrant Price represents an effective exercise premium (within the meaning of Rule 144A(a)(7) and for the purposes of Rule 144A(d)(3)(i)) of 118% of the Market Price of the common stock on the date the Warrants were priced.

                  Warrants: this Warrant and any warrants issued in replacement, subdivision or substitution herefor.

                  15. Remedies. The Company stipulates that the remedies at law of the holder of this Warrant in the event of any default or threatened default by the Company in the performance of or compliance with any of the terms of this Warrant are not and will not be adequate and that, to the fullest extent permitted by law, such terms may be specifically enforced by a decree for the specific performance of any agreement contained herein or by an injunction against a violation of any of the terms hereof or otherwise.

                  16. No Rights or Liabilities as Stockholder. Nothing contained in this Warrant shall be construed as conferring upon the holder hereof any rights as a stockholder of the Company or as imposing any liabilities on such holder to purchase any securities or as a stockholder of the Company, whether such liabilities are asserted by the Company or by creditors or stockholders of the Company or otherwise.

                  17. Notices. All notices and other communications to the Company shall be in writing and sent in the manner and to the locations as are specified in the Note Agreement. All notices and other communications to any holder of any Warrant or any holder of any Common Stock (or Other Securities) shall be mailed by registered or certified mail, return receipt requested, addressed to such holder at its address set forth in the register kept at the principal office of the Company; provided that the exercise of any Warrant shall be effected in the manner provided in section 1.

                  18. Expiration; Notice. The Company will give the holder of this Warrant no less than 45 days' nor more than 90 days' notice of the expiration of the right to exercise this Warrant; provided that the sole remedy of a Warrant Holder for a breach by the Company of its undertaking in this section 18 shall be an extension of the Exercise Period, and in no event shall the Company be liable for monetary or other consequential damages. The right to exercise this Warrant shall expire at the end of Normal Business Hours on the Warrant Expiration Date.

                  19. Miscellaneous. This Warrant and any term hereof may be amended, changed or waived only with the written consent of the Requisite Holders of Warrants, except that, without the written consent of the holder or holders of all Warrants at the time outstanding, no amendment to this Warrant shall change the number of shares purchasable hereunder; the Warrant Price or the method set forth in section 2.1 for calculating adjustments thereto; the Exercise Period (other than an extension thereof); the alternative methods of payment on exercise; or the definition of Requisite Holders of Warrants. The agreements of the Company contained in this Warrant other than those applicable solely to the Warrants and the holders thereof shall inure to the benefit of and be enforceable by any holder or holders at the time of any Common Stock (or Other Securities) issued upon the exercise of Warrants, whether so expressed or not. THIS WARRANT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE

WITH AND GOVERNED BY THE LAWS OF THE STATE OF CALIFORNIA. The section headings in this Warrant are for purposes of convenience only and shall not constitute a part hereof.

                                          DATUM INC.



                                          By: David A. Young
                                             -------------------------------
                                             Title:  Vice President
                                                     Chief Financial Officer

                              FORM OF SUBSCRIPTION


                 (To be executed only upon exercise of Warrant)


To ______________________________________

                  The undersigned registered holder of the within Warrant hereby irrevocably exercises such Warrant for, and purchases thereunder, ______________________(1) shares of Common Stock of ___________________, [and herewith makes payment of $________ therefor] [by application pursuant to section 1.5(a) of such Warrant of $________ aggregate principal amount of [Series __] Notes (as defined in such Warrant) plus $________ accrued interest thereon and $__________ of yield maintenance amount with respect thereto] [by surrender of the within Warrant pursuant to section 1.5(b) of such Warrant],(2) and requests that the certificates for such shares be issued in the name of, and delivered to _________________________________________ whose address is

_______________________________________________________.


__________
1 INSERT HERE THE NUMBER OF SHARES CALLED FOR ON THE FACE OF THIS WARRANT (OR, IN THE CASE OF A PARTIAL EXERCISE, THE PORTION THEREOF AS TO WHICH THIS WARRANT IS BEING EXERCISED), IN EITHER CASE WITHOUT MAKING ANY ADJUSTMENT FOR ADDITIONAL COMMON STOCK OR ANY OTHER STOCK OR OTHER SECURITIES OR PROPERTY OR CASH WHICH, PURSUANT TO THE ADJUSTMENT PROVISIONS OF THIS WARRANT, MAY BE DELIVERED UPON EXERCISE. IN THE CASE OF A PARTIAL EXERCISE, A NEW WARRANT OR WARRANTS WILL BE ISSUED AND DELIVERED, REPRESENTING THE UNEXERCISED PORTION OF THIS WARRANT, TO THE HOLDER SURRENDERING THE SAME.

2        DELETE INAPPLICABLE LANGUAGE IN BRACKETS.

Dated:
      -------------------------------




                                             ---------------------------------
                                             (Signature must conform in all
                                              respects to name of holder as
                                              specified on the face of this
                                              Warrant)


                                             ---------------------------------
                                                               (Street Address)


                                             ---------------------------------
                                             (City)     (State)     (Zip Code)